
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Charter DWFCM L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      34,507,098
<SECURITIES>                                         0
<RECEIVABLES>                                  376,273<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              38,755,372<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                38,755,372<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            10,529,366<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,159,421
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              7,369,945
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          7,369,945
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,369,945
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $193,359 and interest receivable of $182,914.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,872,001.
<F3>Liabilities include redemptions payable of $930,780, accrued management fees of $52,692, accrued incentive fees of $205,168 and accrued brokerage fees of $184,421.
<F4>Total revenue includes realized trading revenue of $5,655,002, net change in unrealized of $3,263,304 and interest income of $1,611,060.


